                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                      NAMES UNDER WHICH
                                 STATE OF              SUBSIDIARY DOES
        SUBSIDIARY             INCORPORATION              BUSINESS
---------------------------    -------------     ---------------------------
PMB Enterprises West, Inc.        New Mexico     PMB Enterprises West, Inc.
                                                 Pancho's Mexican Buffet
                                                 Pancho's Mexican Buffet
                                                    Advertising
                                                 Pancho's Mexican Buffet
                                                    Commissary Supply Co.
                                                 Pancho's Mexican Buffet
                                                    Construction

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The above schedule includes all significant subsidiaries of the Company as defined in Rule 1-02(w) of Regulation S-X.